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                                                              EXHIBIT 99.1

                         FPA MEDICAL MANAGEMENT, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS

                             OCTOBER 31, 1996

  The undersigned stockholder(s) of FPA Medical Management, Inc., a Delaware corporation ("FPA"), revoking all previous proxies, hereby appoints Steven Lash and James A. Lebovitz, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of FPA Common Stock, par value $.002 per share ("FPA Common Stock"), which the undersigned would be entitled to cast if personally present at the Special Meeting of Stockholders of FPA, to be held at San Diego Marriott Mission Valley, 8757 Rio San Diego Drive, San Diego, California 92108, on Thursday, October 31, 1996 at 9:00 a.m., local time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

  1. To adopt an Agreement and Plan of Merger (the "Merger Agreement") between FPA, Sterling Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of FPA, and Sterling Healthcare Group, Inc. ("Sterling"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into Sterling (the "Merger") pursuant to which Sterling will become a wholly owned subsidiary of FPA and each outstanding share of Sterling Common Stock, par value $.0001 per share (the "Sterling Common Stock"), will be converted into 1.4 (the "Exchange Ratio") shares of FPA Common Stock, subject to certain potential adjustments.

                    FOR [_]     AGAINST [_]     ABSTAIN [_]

  2. To approve amendments to the FPA Medical Management, Inc. Omnibus Stock Option Plan (the "FPA Plan"), which, if approved, will only become effective upon consummation of the Merger. The amendment would, upon becoming effective, (i) increase the total number of shares of FPA Common Stock issuable upon exercise of options granted under such plan from 2,500,000 to 4,000,000 if the Merger is consummated, 3,500,000 if the Foundation Transaction is consummated, and 5,000,000 if the Merger and the Foundation Transaction are consummated and (ii) limit the number of shares of FPA Common Stock for which options may be granted under the FPA Plan to
  any person during any calendar year to    .

                 FOR [_]     AGAINST [_]     ABSTAIN [_]

  3. To approve the postponement or adjournment of the Special Meeting for the solicitation of additional votes.

                 FOR [_]     AGAINST [_]     ABSTAIN [_]

  4. To vote on such other business as may properly come before the Special Meeting of Stockholders and any and all adjournments or postponements thereof.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE)
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                         (continued from reverse side)

  This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" approval of the Merger Agreement, "FOR" approval of the Amended Plan and "FOR" approval of the Foundation Agreement. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting of Stockholders and any and all adjournments or postponements thereof.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT.

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS THE         Dated: ______________, 1996
NAME(S) APPEARS HEREON. WHEN SIGNING AS
ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR,          ---------------------------
TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS        Signature of Stockholder
SUCH. PROXIES EXECUTED IN THE NAME OF A
                                                    ---------------------------
CORPORATION SHOULD BE SIGNED ON BEHALF OF THE        Signature of Stockholder
CORPORATION BY A DULY AUTHORIZED OFFICER.
WHERE SHARES ARE OWNED IN THE NAME OF TWO OR
MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN
THIS PROXY.
PLEASE SIGN, DATE AND RETURN IN THE
ENCLOSED POSTAGE PAID ENVELOPE.